Exhibit 10.2

March 13, 2020

Braemar TRS Corporation
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attention: Chief Financial Officer

Re:	Amended and Restated Braemar Hotel Master Management Agreement (the “Management Agreement”) dated August 8, 2018, by and among Braemar TRS Corporation, CHH III Tenant Parent Corp., RC Hotels (Virgin Islands), Inc. and Remington Lodging & Hospitality, LLC

To the Chief Financial Officer:

Capitalized terms used, but not defined, herein shall have the meanings given to them in the Management Agreement.

With regard to each Hotel that is subject to the Management Agreement, Section 16.01 of the Management Agreement provides that Manager shall be paid its monthly Base Management Fee on the fifth (5th) day of each month for the preceding Accounting Period. As you are no doubt aware, the spread of the novel coronavirus (Covid-19) is having a significant impact on the travel and hospitality industry. In order for Manager to better manage its corporate working capital to ensure the continued efficient operation of the Hotels, we request that you agree to permit: (i) payment of the Base Management Fee to Manager; and (ii) reimbursement to Manager of all expenses for which Manager is entitled to be reimbursed under the Management Agreement, in each case, on a weekly rather than monthly basis (the “Proposal”). If approved, the timing of payments contemplated by the Proposal will begin immediately and will continue until terminated by Owner.

Please indicate your agreement to the Proposal by your signature below. Should you have any questions, please do not hesitate to contact me.

REMINGTON LODGING & HOSPITALITY, LLC, a Delaware limited liability company

By:	/s/ Sloan Dean
Name:	Sloan Dean
Title:	Chief Executive Officer

APPROVED AND AGREED:

Braemar TRS Corporation, on behalf of itself and
all New Lessees under the Management Agreement,
hereby agrees to Proposal

BRAEMAR TRS CORPORATION

By:	/s/ Deric Eubanks
Name:	Deric Eubanks
Title:	President

cc:

Braemar Hospitality Limited Partnership
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attention: General Counsel